SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 10, 2006

                                 Date of Report
                        (Date of earliest event reported)

                       NEW BRUNSWICK SCIENTIFIC CO., INC.

               (Exact Name of Registrant as Specified in Charter)

     NEW JERSEY                    0-6994                    22-1630072
State or Other
Jurisdiction of          (Commission File Number)          (IRS Employer
Incorporation)                                             Identification No.)


          44 TALMADGE ROAD, EDISON, NJ                         08818-4005
       (Address of Principal Executive Offices)                    (ZIP Code)


          Registrant's telephone number, including area code:  (732) 287-1200

          (Former Name or Former Address, if Changed Since Last Report)







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Item 5.02     Appointment of Principal Officers

                       NEW BRUNSWICK SCIENTIFIC CO., INC.
           P.O. Box 4005 - 44 Talmadge Road - Edison, NJ 08818-4005 U.S.A.




CONTACTS:

James Orcutt                            Matthew J. Dennis, CFA
President & Chief Operating Officer     NBS Investor Relations
New Brunswick Scientific Co., Inc.      Clear Perspective Group, LLC
732.650.2525                            440.353.0552
jorcutt@nbsc.com                        mdennis@cpg-llc.com


FOR IMMEDIATE RELEASE


           NEW BRUNSWICK SCIENTIFIC NAMES NEW CHIEF FINANCIAL OFFICER


EDISON, NEW JERSEY, JANUARY 10, 2006-New Brunswick Scientific Co., Inc. (NBS) (NASDAQ: NBSC), a leading provider of a comprehensive line of research equipment and scientific instrumentation for use in the life science industry, today announced that Thomas E. Bocchino, 46, has been appointed vice president, Finance and chief financial officer, replacing Samuel Eichenbaum who, as previously announced, will retire as an employee of the company effective January 31, 2006.

For the past five years, Bocchino was chief financial officer of IVC Industries Inc., now a subsidiary of Inverness Medical Innovations, Inc., with responsibilities for financial reporting, internal control and Sarbanes-Oxley compliance. He served as IVC's controller from 1990 to 1997.

Prior to joining IVC, Bocchino gained industry experience through increasingly responsible positions with Rheem Manufacturing Co.'s Container Division, Jazz Photo Corp. and in public accounting. Bocchino earned his bachelor's degree in Business Administration from the University of Dayton. He is a Certified Public Accountant in the State of New Jersey.

Commenting on the new hire, NBS co-founder and Chairman David Freedman stated, "We are pleased to welcome Tom to our company and look forward to his contribution toward achievement of our strategic objectives and the enhancement of shareholder value.

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"We  also  would like to take this opportunity to commend Sam Eichenbaum for his
21 years of dedicated service to our company, and wish him much happiness in his retirement."

To be added to New Brunswick Scientific's e-mail distribution list, please click on the link below:

http://www.clearperspectivegroup.com/clearsite/nbsc/emailoptin.html
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ABOUT NEW BRUNSWICK SCIENTIFIC
New Brunswick Scientific Co., Inc., is a leading global provider of a comprehensive line of research equipment and scientific instrumentation for use in the life science industry. The Company's products are used in the creation, maintenance and control of physical and biochemical environments required for the growth, detection and storage of microorganisms for medical, biological and chemical applications, as well as environmental research and commercial product development. NBS is a forerunner in the research and development of pioneering equipment to meet the challenges of new areas of advancement in life science. Established in 1946, New Brunswick Scientific is headquartered in Edison, New Jersey, with sales and distribution facilities strategically located in the United States, Europe and Asia. For more information, please visit www.nbsc.com
                                                                   ------------.


This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Company. The forward-looking statements involve a number of risks and uncertainties, including but not limited to: changes in economic conditions, demand for the Company's products, pricing pressures, intense competition in the industries in which the Company operates, the need for the Company to keep pace with technological developments and respond in a timely manner to changes in customer needs, the Company's dependence on third-party suppliers, the effect on foreign sales of currency fluctuations, acceptance of new products, the labor relations of the Company and its customers and other factors identified in the Company's Securities and Exchange Commission filings. Forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors. The Company undertakes no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NEW BRUNSWICK SCIENTIFIC CO., INC.

Date: January 10, 2006                    by:  /s/ David Freedman

----------------------------------------------------
                                   David Freedman
                                   Chairman and
                                   Chief Executive Officer

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